EXHIBIT 10.9

STATE OF GEORGIA
COUNTY OF BULLOCH
                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this Agreement), effective as of the 1st day of February, 2001, is made by and between First Southern Bancorp, a Georgia corporation (the Company) which is the proposed bank holding company for First Southern National Bank (Proposed), a proposed national bank (the Bank), and TD Investments, Inc., a Georgia corporation having its principal place of business in Bulloch County, Georgia (the Consultant).

                                W I T N E S E T H

         WHEREAS, the Company is a newly formed company which was formed for the purpose of serving as a holding company for the Bank; and

         WHEREAS, the Company desires to retain a consultant to assist it in fulfilling the steps and completing the work necessary to obtain a bank charter and form a new bank and bank holding company in Statesboro, Georgia; and

         WHEREAS, F. Thomas David, President and Shareholder of Consultant, has more than twenty five (25) years of experience in the commercial banking industry; and

         WHEREAS, the Company deems it desirable to retain the services of Consultant to assist the Company in establishing a new bank in Statesboro, Georgia; and

         WHEREAS, Consultant has agreed to be retained by Company to perform such services on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements set forth herein, the parties hereby agree as follows:

         1. Term. The term of this Agreement shall begin on the date set forth above and shall end on the date the Bank opens for business in Statesboro, Georgia (the "Opening Date").

         2. Services to be Provided by Consultant. In exchange for the compensation set forth in Section 3 below, Consultant agrees to perform the following services for the Company:

        (1) Consultant shall assist Company in the preparation of all necessary regulatory applications and filings required to open and operate the Bank. Consultant shall act as a spokesperson for the Company with all such regulators.

        (2) Consultant shall assist Company in the preparation of a registration statement for the sale of the Company's common stock to be filed with the Securities and Exchange Commission and any other necessary state regulatory authorities. Consultant shall act as a liaison between the Company and the Company's legal counsel and certified public accountants with respect to the preparation of such registration statement.

        (3) Consultant shall bear responsibility for interviewing and employing executives and staff for the Company whom Consultant believes are necessary to open the Bank.

        (4) Consultant shall assist Company in its process of developing a site and

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                  architectural plan for the new bank facility.

        (5) Consultant shall assist Company in the development of an initial marketing plan, including logos, trademarks, slogans, etc. for the Bank.

        (6) Consultant shall assist Company in marketing its stock to the public subject to all applicable laws and regulations.

        (7) Consultant shall be available to advise the Company's board of directors on the status of the bank organization process.

        (8) Consultant shall assist Company in obtaining all equipment and systems, furniture, fixtures, etc., necessary to open the Bank.

        (9) Consultant shall assist Company in all such other matters as may be necessary for the organization of the Bank as may be agreed upon between Consultant and the Company.

         3.       Compensation.

                  (a) For consulting services rendered under this Agreement, the Employer shall pay the Consultant an amount of Four Thousand One Hundred Sixty Eight and NO/100 ($4,168.00) Dollars per month for services rendered from February 1, 2001 until the Opening Date. In the event the Opening Date shall not occur on the final day of the month, Consultant's fee shall be pro rated for the month in which the Opening Date occurs.

                  (b) In addition to the compensation set forth in subsection
(a) above, the Consultant shall receive a lump sum payment in an amount equal to $6,000 multiplied by the number of months (and any fractions thereof) between February 1, 2001 and the Opening Date. Such lump sum payment shall be made to Consultant on January 31, 2002, or such other time as may be agreed to between Consultant and the Company. For illustrative purposes only, in the event that the Opening Date occurs on November 15, 2001, Consultant would be entitled to a lump sum payment of $57,000.00 ($6,000 multiplied by 9.5).

                  (c) Consultant shall be entitled to reimbursement of expenses reasonably incurred on behalf of Company.

         4.   Termination.

                  This Agreement shall terminate upon the earlier to occur of the (a) Opening Date; or (b) the date that it becomes reasonably certain that the proposed Bank will not open for business. In the event this Agreement is terminated due to the fact that the Bank will not open for business, Consultant would be entitled to retain all fees paid to date and would also be entitled to a lump sum payment in an amount equal to $6,000 multiplied by the number of months (or fractions thereof) from February 1, 2001 until termination of this Agreement. Company's obligation to compensate Consultant the fees described hereunder shall survive the termination of the Agreement.

         5. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and


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maintained in a court of competent jurisdiction in State of Georgia.

         6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         7. Relationship of Parties. The relationship of the parties is that of independent contractors. The execution of this Agreement or the performance of any act pursuant to its provisions shall not be deemed or construed to have the effect of creating between Company and Consultant the relationship of principal or agent, or of a partnership or joint venture or employment relationship.

         IN WITNESS WHEREOF, the duly authorized officers of the Company and Consultant have caused this Consulting Agreement to be signed, sealed and delivered effective as of the date first set forth above.



                                   FIRST SOUTHERN NATIONAL BANCORP

                                   By: /s/ William I. Griffis
                                       ---------------------------------
                                           William I. Griffis, Chairman

                                   Attest: /s/ Charles Robert Fennell
                                           -----------------------------
                                               Charles Robert Fennell, Secretary



                                   TD INVESTMENTS, INC.

                                   By: /s/ F. Thomas David
                                       ---------------------------------
                                           F. Thomas David, President




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